VANGUARD VARIABLE INSURANCE FUND
                     INVESTMENT ADVISORY AGREEMENT ADDENDUM

                            Effective April 30, 2003

     This Addendum amends Section 4 of the Investment Advisory Agreement dated July 1, 2000 between Vanguard VARIABLE INSURANCE FUND - SMALL COMPANY GROWTH PORTFOLIO (the "Fund") and GRANAHAN INVESTMENT MANAGEMENT, INC. ("GRANAHAN") as follows.

4. COMPENSATION OF GRANAHAN. For the services to be rendered by GRANAHAN as provided in this Agreement, the Fund will pay to GRANAHAN at the end of each of the Fund's fiscal quarters, a Basic Fee calculated by applying a quarterly rate, based on the annual percentage rate of 0.15%, to the average month-end net assets of the GRANAHAN Portfolio for the quarter.

     The Basic Fee, as provided above, will be increased or decreased by applying a Performance Fee Adjustment (the "Adjustment") based on the investment performance of the GRANAHAN Portfolio relative to the investment performance of the Russell 2500 Growth Index. The investment performance of the GRANAHAN Portfolio will be based on the cumulative return over a trailing 36-month period ending with the applicable quarter, relative to the cumulative total return of the Russell 2500 Growth Index for the same time period. The Adjustment applies as follows:

CUMULATIVE 36-MONTH PERFORMANCE OF THE
GRANAHAN PORTFOLIO VS. THE RUSSELL          PERFORMANCE FEE ADJUSTMENT AS A
2500 GROWTH INDEX                           PERCENTAGE OF THE BASIC FEE*
-----------------                           ----------------------------
Trails by -12% or more                      -0.50 x Basic Fee
Trails by more than -6% up to -12%          -0.25 x Basic Fee
Trails/Exceeds by -6% through 6%             0.00 x Basic Fee
Exceeds by more than 6% but less than 12%   +0.25 x Basic Fee
Exceeds by 12% or more                      +0.50 x Basic Fee
------------------
*For purposes of determining the fee adjustment calculation, the basic fee is calculated by applying the quarterly rate against the net assets of the Granahan Portfolio averaged over the same time period for which the performance is measured.

4.1. TRANSITION RULE FOR CALCULATING GRANAHAN'S COMPENSATION. The fee structure described in Section 4 will not be fully operable until the quarter ending June 30, 2006. Until that date, the Adjustment will be determined by linking the investment performance of the Russell 2500 Growth Index and that of the Russell 2000 Growth Index.

1. QUARTER ENDING JUNE 30, 2003. The Adjustment will be determined by linking the investment performance of the Russell 2000 Growth Index for the eleven quarters and one month ending April 30, 2003 with that of the Russell 2500 Growth Index for the two months ending June 30, 2003.

2. QUARTER ENDING SEPTEMBER 30, 2003. The Adjustment will be determined by linking the investment performance of the Russell 2000 Growth Index for the ten quarters and one month ending April 30, 2003 with that of the Russell 2500 Growth Index for the two months and one quarter ending September 30, 2003.

3. QUARTER ENDING DECEMBER 31, 2003. The Adjustment will be determined by linking the investment performance of the Russell 2000 Growth Index for the nine quarters and one month ending April 30, 2003, with that of the Russell 2500 Growth Index for the two months and two quarters ending December 31, 2003.

4. QUARTER ENDING MARCH 31, 2004. The Adjustment will be determined by linking the investment performance of the Russell 2000 Growth Index for the eight quarters and one month ending April 30, 2003, with that of the Russell 2500 Growth Index for the two months and three quarters ending March 31, 2004.

5. QUARTER ENDING JUNE 30, 2004. The Adjustment will be determined by linking the investment performance of the Russell 2000 Growth Index for the seven quarters and one month ending April 30, 2003, with that of the Russell 2500 Growth Index for the two months and four quarters ending June 30, 2004.

6. QUARTER ENDING SEPTEMBER 30, 2004. The Adjustment will be determined by linking the investment performance of the Russell 2000 Growth Index for the six quarters and one month ending April 30, 2003, with that of the Russell 2500 Growth Index for the two months and five quarters ending September 30, 2004.

7. QUARTER ENDING DECEMBER 31, 2004. The Adjustment will be determined by linking the investment performance of the Russell 2000 Growth Index for the five quarters and one month ending April 30, 2003, with that of the Russell 2500 Growth Index for the two months and six quarters ending December 31, 2004.

8. QUARTER ENDING MARCH 31, 2005. The Adjustment will be determined by linking the investment performance of the Russell 2000 Growth Index for the four quarters and one month ending April 30, 2003, with that of the Russell 2500 Growth Index for the two months and seven quarters ending March 31, 2005.

9. QUARTER ENDING JUNE 30, 2005. The Adjustment will be determined by linking the investment performance of the Russell 2000 Growth Index for the three quarters and one month ending April 30, 2003, with that of the Russell 2500 Growth Index for the two months and eight quarters ending June 30, 2005.

10. QUARTER ENDING SEPTEMBER 30, 2005. The Adjustment will be determined by linking the investment performance of the Russell 2000 Growth Index for the two quarters and one month ending April 30, 2003, with that of the Russell 2500 Growth Index for the two months and nine quarters ending September 30, 2005.

11. QUARTER ENDING DECEMBER 31, 2005. The Adjustment will be determined by linking the investment performance of the Russell 2000 Growth Index for the one quarter and one month ending April 30, 2003, with that of the Russell 2500 Growth Index for the two months and ten quarters ending December 31, 2005.

12. QUARTER ENDING MARCH 31, 2006. The Adjustment will be determined by linking the investment performance of the Russell 2000 Growth Index for the one month ended April 30, 2003, with that of the Russell 2500 Growth Index for the two months and eleven quarters ended March 31, 2006.

13.  QUARTER ENDING JUNE 30, 2006. The benchmark transition is complete.

NO EFFECT ON OTHER PROVISIONS. Except with respect to these fee schedules, all other provisions of the Investment Advisory Agreement dated September 29, 2000 remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed this 2nd day of January, 2003.

VANGUARD VARIABLE INSURANCE FUND - SMALL COMPANY GROWTH PORTFOLIO

/S/  JOHN J. BRENNAN
     --------------------------------
     Chairman, CEO and President


GRANAHAN INVESTMENT MANAGEMENT, INC.

By   /S/   JOHN J. GRANAHAN
           --------------------------
Title      PRESIDENT